Exhibit 99.1

Manitex International, Inc. Announces Successful Completion of the Acquisition of PM Group, S.p.A.

Knuckle Boom Cranes Added to Manitex’s Family of Products

BRIDGEVIEW, Il., January 15, 2015 – Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized material and container handling equipment, today announced that it has successfully completed its previously announced acquisition of PM Group S.p.A. (“PM”) The purchase price of $91 million, which reflects exchange rate changes in effect at the closing, compares to the previously announced price of $107 million, and consisted of cash consideration of $21 million, assumed non-recourse debt of $60 million, and one million shares of Manitex common stock. Financing for the cash portion of the purchase price was provided by Manitex’s recently announced new bank credit facilities and the issuance of new convertible subordinated notes to institutional investors.

David J. Langevin, Chairman and CEO of Manitex International stated, “We welcome PM Group to the Manitex family, and look forward to providing our dealers another exceptional product line to offer to their customers. Knuckle booms cranes have been gradually gaining traction in the North American markets in the past few years and we believe that this is a very exciting opportunity for Manitex and our shareholders. We have already begun the planning process for additional knuckle boom production here in North America, and expect to introduce this exciting new product line throughout our North American dealerships this year. Additionally, we expect to accelerate the distribution of Manitex product through the broad international PM sales network. By our introduction of this product line into the US we expect, over time, to increase the overall PM knuckle boom business above its historical levels. The PM acquisition is expected to be accretive to our net earnings in 2015 and beyond. The addition of PM, together with ASV, our new joint venture with Terex Corporation, positions Manitex to start 2015 at an annual sales run rate of approximately $500 million.”

PM based in Modena, Italy is a leading Italian manufacturer of truck mounted hydraulic knuckle boom cranes with a 50-year history of technology and innovation, and a product range spanning more than 50 models. Its largest subsidiary, Oil & Steel, “O&S”, is a manufacturer of truck-mounted aerial platforms with a diverse product line and an international client base. PM had revenues through December 2014 of approximately $100 million with EBITDA margins consistent with those of Manitex International.

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom trucks, cranes, container handling equipment and reach stackers, rough terrain forklifts, and other related equipment. Our products, which are manufactured in facilities located in the USA, Canada, and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, CVS Ferrari, PM, Badger, Liftking, Load King, Sabre, and Valla. ASV, our Joint Venture with Terex Corporation, manufactures and sells a line of high quality compact track and skid steer loaders.

Contact:

Manitex International, Inc. David Langevin Chairman and Chief Executive Officer (708) 237-2060 djlangevin@manitexinternational.com	Darrow Associates, Inc. Peter Seltzberg, Managing Director Investor Relations (516) 510-8768 pseltzberg@darrowir.com